EXHIBIT 5.1


                          OPINION OF HELLER EHRMAN LLP


October 19, 2006

Alpha Innotech Corp.
2401 Merced Drive
San Leandro, CA  94577


                       REGISTRATION STATEMENT ON FORM S-8

         Ladies and Gentlemen:

         We  have  examined  the   Registration   Statement  on  Form  S-8  (the
"REGISTRATION STATEMENT") filed by you with the Securities and Exchange Commission (the "COMMISSION") on October 19, 2006 in connection with the registration under the Securities Act of 1933, as amended, of a total of 3,213,666 shares of your Common Stock (the "SHARES"), which are reserved for issuance under the 2006 Equity Incentive Plan (the "PLAN").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

         (a) The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of Delaware as of April 5, 2006 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (b) The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plan and the Registration Statement, and (ii) certifying as to certain factual matters;

         (d) A Certificate of American Stock Transfer & Trust Company, the transfer agent of the Company, certifying as to the number of outstanding shares of common stock of the Company;

         (e)      The Registration Statement; and

         (f)      The Plan.

         This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.


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         Based upon the foregoing and our  examination  of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plan, (iii) the Company receives the full consideration for the Shares as stated in the Plan,
(iv) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company's Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

                                                     Very truly yours,

                                                     /s/ Heller Ehrman LLP
                                                     ---------------------------
                                                     Heller Ehrman LLP


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